The Atlantic Building
950 F Street, NW
Washington, DC 20004-1404
202-239-3300 | Fax: 202-239-3333

August 26, 2020

Hartman Income REIT, Inc.
2909 Hillcroft, Suite 420
Houston, TX 77057

Ladies and Gentlemen:
        We are acting as tax counsel to Hartman Income REIT, Inc., a Maryland corporation (“HI-REIT”), in connection with the HI-REIT Merger (as defined herein) as contemplated by the Agreement and Plan of Merger dated as of July 21, 2017 (the “HI-REIT Merger Agreement”), by and between Hartman Short Term Income Properties XX, Inc., a Maryland corporation (“HARTMAN XX”), HI-REIT, HARTMAN XX Limited Partnership, a Texas limited partnership (“HARTMAN XX OP”), and Hartman Income REIT Operating Partnership, L.P., a Delaware limited partnership (“HI-REIT OP”), which provides for the merger of HI-REIT with and into HARTMAN XX with HARTMAN XX surviving the merger (the “HI-REIT Merger”), and the merger of HI-REIT OP with and into HARTMAN XX OP with HARTMAN XX OP surviving the merger. This opinion letter is being delivered to be filed as an exhibit to the registration statement on Form S-4 (File No. 333-221930) containing the joint prospectus/proxy statement of HARTMAN XX filed with the Securities and Exchange Commission on December 7, 2017, as amended and supplemented through the date hereof (the "Registration Statement”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

You have requested our opinion as to the qualification of HI-REIT as a real estate investment trust (“REIT”) under Section 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”).
In connection with this opinion, we have made such legal and factual inquiries as we have deemed necessary or appropriate, including examination of HI-REIT’s Articles of Incorporation, as amended and supplemented, the Registration Statement and such other documents as we have considered relevant to our analysis. In addition, HI-REIT has provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of HI-REIT (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of HI-REIT and the assets and entities in which it holds direct or indirect interests. For purposes of our opinion, however, we have not made an independent investigation of the facts, representations and covenants set forth in the Officer's Certificate, the Registration Statement, or in any other document. In particular, we note that HI-REIT may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we
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may be unaware. We have assumed and relied on the representations that the information presented in the Officer's Certificate and the Registration Statement accurately and completely describe all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer's Certificate may affect our conclusions set forth herein.

For purposes of this opinion letter, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the extent relevant to our opinion, of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) due execution and delivery of all such documents by all the parties thereto, (vii) the compliance of each party with all material provisions of such documents, and (viii) the accuracy and completeness of all records made available to us.
Based on the foregoing, we are of the opinion that, for all taxable periods commencing with its taxable year ended December 31, 2008 and ending with its taxable year that ends with the HI-REIT Merger, HI-REIT has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

        Our opinion does not preclude the possibility that HI-REIT may need to utilize one or more of the various “savings provisions” under the Code and the Treasury regulations thereunder that would permit HI-REIT to cure certain violations of the requirements for qualification and taxation as a REIT. Utilizing such savings provisions could require HI-REIT to pay significant penalty or excise taxes and/or interest charges and/or make additional distributions to shareholders that HI-REIT otherwise would not make.

HI-REIT’s qualification as a REIT depends on HI-REIT’s ongoing satisfaction of the various requirements under the Code and described in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Mergers”, relating to, among other things, the nature of HI-REIT’s gross income, the composition of HI-REIT’s assets, the level of distributions to HI-REIT’s shareholders, and the diversity of HI-REIT’s ownership. Alston & Bird LLP will not review HI-REIT’s compliance with these requirements on a continuing basis. No assurances can be given that HI-REIT will satisfy these requirements.

An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service or that a court considering the issues would not hold contrary to such opinion.
The opinion expressed herein is given as of the date hereof and is based upon the Code, the Treasury regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinion rendered herein. In addition, as noted above, our opinion is based solely on the documents that we have examined and the representations that have been made to us and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the U.S. federal income tax matters specifically covered herein, and we have not opined on any other tax consequences to HI-REIT or any other person, and we express no opinion with respect to other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.
This opinion letter is provided to you for your use solely in connection with the Registration Statement and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without our express written consent or used in any other transaction or context. No opinion other than that expressly contained herein may be inferred or implied. This opinion letter is rendered as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement (or to the filing of this opinion as Exhibit 8.1 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement, as appropriate), and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are an “expert” within the meaning of the 1933 Act.

Very truly yours,

             /s/ ALSTON & BIRD LLP

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